Exhibit 10h (iv)

RESTRICTED STOCK AGREEMENT
(Under the Kaman Corporation
2003 Stock Incentive Plan)

THIS AGREEMENT, made and entered into as of the ___ day of _______, 20___, by and between KAMAN CORPORATION, a Connecticut corporation, with its principal office in Bloomfield, Connecticut (the "Corporation"), and _________________, (the "Participant");

W I T N E S S E T H :

WHEREAS, it has been determined that the Participant, who currently serves as a _______________ of the Corporation, is an Eligible Person under the Corporation's 2003 Stock Incentive Plan (the "Plan"); and

WHEREAS, effective _________, the Corporation has granted a Restricted Stock Award to the Participant pursuant to the Plan and subject to the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, the parties agree as follows:

1. Restricted Stock Award.

(a) Subject to the terms and conditions of this Agreement, _________________ (_____) shares of the Class A Common Stock of the Corporation (the "Restricted Shares") shall be transferred to the Participant as additional compensation for services as a ____________ of the Corporation.

(b) In order for the transfer of Restricted Shares to occur, the Participant must execute and deliver a copy of this Agreement to the President of the Corporation at the Corporation's offices in Bloomfield, Connecticut within sixty (60) days of the date of this Agreement. Promptly thereafter, certificates representing the Restricted Shares shall be issued and delivered over to the Participant by the Corporation.

(c) Effective upon the date of delivery to the Participant of certificates for the Restricted Shares registered in the Participant's name, the Participant will be a holder of record of the Restricted Shares and will have, subject to the terms and conditions of this Agreement, all rights of a shareholder with respect to such shares including the right to vote such shares at any meeting of shareholders of the Corporation at which such shares are entitled to vote and the right to receive all distributions of any kind paid with respect to such shares.

2. Restrictions. [As defined by the Committee pursuant to the Plan.] To the extent that the Restricted Shares remain subject to restrictions set forth in this Section 2, such restrictions shall lapse in the event of a Change in Control, as defined and subject to the conditions set forth in the Plan.

3. No Other Contractual Rights. No provision of this Agreement shall affect the Corporation's right to terminate or modify any contractual relationship with a Participant.

4. Changes in Capitalization. This Agreement and the issuance of the Restricted Shares shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Class A Common Stock or the rights therefor, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise.

5. Capitalized Terms. All capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

6. Interpretation. This Agreement shall at all times be interpreted, administered and applied in a manner consistent with the provisions of the Plan. In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control and the Plan is incorporated herein by reference.

7. Amendment; Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Committee and shall be agreed to in writing by the Participant.

8. Complete Agreement. This Agreement contains the entire Agreement of the parties relating to the subject matter of this Agreement and supersedes any prior agreements or understandings with respect thereto.

9. Agreement Binding. This Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and the Participant, his or her heirs, devisees and legal representatives.

10. Legal Representative. In the event of the Participant's death or a judicial determination of his or her incompetence, reference in this Agreement to the Participant shall be deemed to refer to his or her legal representative, heirs or devisees, as the case may be.

11. Business Day. If any event provided for in this Agreement is scheduled to take place on a day on which the Corporation's corporate offices are not open for business, such event shall take place on the next succeeding day on which the Corporation's corporate offices are open for business.

12. Titles. The titles to sections or paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section or paragraph.

13. Notices.

(a) Any notice to the Corporation pursuant to any provision of this Agreement will be deemed to have been delivered when delivered in person to the Corporation or when deposited in the United States mail, addressed to the Secretary of the Corporation at the Corporation's corporate offices, or such other address as the Corporation may from time to time designate in writing.

(b) Any notice to the Participant pursuant to any provision of this Agreement will be deemed to have been delivered when delivered to the Participant in person or when deposited in the United States mail, addressed to the Participant at the address on the shareholder records of the Corporation or such other address as he or she may from time to time designate in writing.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

Participant	KAMAN CORPORATION
By:
__________________________________ Its	________________________________ Its

Dated: _________________________________